Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Akanda, Corp

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of Akanda Corp. of our report dated April 30, 2025, except for Note 25 as to which the date is January 26, 2026, relating to the financial statements of Akanda Corp. for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

March 20, 2026.

We have served as the Company’s auditor since 2023

Los Angeles, California

PCAOB ID Number 6580